COMMERCIAL LEASE - 815 FIFTH STREET

This lease (the "Lease"), which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease
Information.

1.   PREMISES

Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information, together with the right in common to use the Common Area of the Building and the Property (as described in Exhibit A). The common area shall mean the areas and facilities within the Building and the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., janitorial, telephone and electrical closets) but shall, for purposes of this Lease, exclude elevator shafts and stairwells.

2.   TERM

a. Lease Term. The Term of this Lease shall commence on the Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease
Information.

b.   Commencement Date.   The "Commencement Date" shall be as defined in
the Basic Lease Information.

c. Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date (as set forth in the Basic Lease Information), (i) Tenant shall not be obligated to pay Rent until the actual Commencement Date; (ii) the Term shall not be extended; (iii) the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and (iv) Landlord shall not be subject to any liability. Notwithstanding the above, if Landlord has not delivered possession of the Premises to Tenant, through no fault of Tenant, within one hundred twenty (120) days following the Commencement Date, as the same may be extended under the terms of a Work Letter executed by Landlord and Tenant, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease; provided, however, that as to Tenant's obligations, Tenant first reimburses Landlord for all costs incurred for Non-Standard improvements and, As to Landlord's obligations, Landlord shall return any money previously deposited by Tenant (less any offsets due Landlord for Non-Standard improvements); and provided further, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

d. Early Entry. If Tenant is permitted to enter the Premises prior to the Commencement Date for the purposes of fixturing, or any purpose other than occupancy permitted by Landlord, the entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date.

3. RENT

As used in this Lease, the term "Rent" shall include: (i) the Base Rent;
(ii) Tenant's Percentage Share of the total dollar increase, if any, in the Operating expenses paid or incurred by Landlord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year (as set forth in the Basic Lease Information) and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Rent is not paid by the tenth day of the month, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent installment, in addition to the installment of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Rent or other amounts owing hereunder which are not paid within five days after the date they are due shall thereafter bear interest at the rate ("Interest Rate") which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

4.   BASE RENT

a. Initial Base Rent. Tenant shall pay Base Rent to Landlord (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Initial Base Rent shall be the amount set forth in the Basic Lease Information. Upon executing this Lease, Tenant shall pay an amount equal to the monthly Base Rent stated on the Basic Lease Information, which shall be credited against the Base Rent due at the Beginning of the Term.

b. CPI Adjustment. The Initial Base Rent provided for in Paragraph 4(a) shall be subject to adjustment at the commencement of the third year of the term and each year thereafter ("Adjustment Date"). The base for computing the adjustment is the Consumer Price Index, All Items, for the San Francisco-Oakland Metropolitan Area (1982 - 84 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published for the month nearest the Commencement Date ("Beginning Index"). If the Index published nearest the Adjustment Date ("Extension Index") has increased over the Beginning Index, the Base Rent for the following period (until the next Rent adjustment) shall be set by multiplying the Base Rent as set forth in Paragraph 4(a) by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the Base Rent be less than the Base Rent set forth in Paragraph 4(a). On adjustment of the Base Rent as provided for in this Lease, Landlord shall deliver to Tenant written notice stating the new Base Rent.

If the Index is changed so that the base year differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

5.   ADDITIONAL RENT - ANNUAL RENT ADJUSTMENTS/OPERATING EXPENSES

a. Increase in Operating Expenses. Rent shall include Tenant's Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year.

b. Operating Expenses. The term "Operating Expenses" shall include all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, Common Areas and Premises, surrounding property and supporting facilities. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Building, Common Areas and Premises, including the Real Property Taxes; (ii) premiums for insurance relating to the Building, Common Areas and Premises; (iii) reasonable wages, salaries and related expenses of employees engaged directly in the operation, maintenance and security of the Building; (iv) all supplies, materials and equipment rental used in operation of the Building and Common Areas; (v) all maintenance, janitorial, security and service costs, not including janitorial costs associated with any other tenant in the building; (vi) reasonable legal and accounting expenses, (vii) repairs and general maintenance (excluding those paid for by proceeds of insurance or other parties, and alterations attributable solely to other tenants of the Building); (viii) all maintenance costs relating to the Building and Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, and Building exterior; (ix) all other reasonable operating, management and other expenses incurred by Landlord in connection with operation of the Building and Common Areas; and (x) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and Common Areas, entranceways, sidewalks, etc. Landlord agrees to exercise reasonable discretion and to apply standards generally accepted in Sonoma County, California for the operation of similar properties.

c. Monthly Increments; Adjustment. Prior to the commencement of each of Landlord's accounting years, Landlord shall estimate the amount of the Operating Expenses payable by Tenant for the next accounting year pursuant to this Section. Tenant shall pay to Landlord, on the first of each month, in advance, one-twelfth (1/12) of Landlord's estimate. Within ninety (90) days after (or as soon thereafter as possible) the close of each accounting year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment to Tenant within thirty
(30) days after Tenant's receipt of Landlord's statement. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Paragraph, Tenant shall pay the amount of the underpayment to Landlord, as Additional Rent, within thirty (30) days after Tenant's receipt of Landlord's statement. If less than one hundred percent (100%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses if one hundred percent (100%) of the total rentable area of the building were occupied.

d. Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax. levy. penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term.

e. Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

f. Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provisions hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

6.   PRORATION OF RENT

If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Subsection 5.c. which are to be performed after the termination.

7.   USE OF THE PREMISES

a. Use. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use.

b. Rules and Regulations. Landlord may modify the Rules and Regulations as reasonably necessary for the smooth and efficient operation of the Building. Landlord agrees to exercise a high standard of reasonableness in the implementation of such amended rules. Tenant agrees to abide by such reasonably amended Rules and Regulations.

c. Compliance. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises insofar as any thereof relate to or affect the condition, use or occupancy of the Premises.

8.   ALTERATIONS AND LIENS

Any alterations of the Premises made by Tenant, except those changes required by zoning or law, shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall retain title to all movable furniture and trade fixtures placed in the property by Tenant. All heating, lighting, plumbing, electrical and air conditioning installations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed trade fixtures.


9.   REPAIRS

Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair; ordinary wear and tear, damage thereto not caused by Tenant, damage by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

10.  DAMAGE OR DESTRUCTION

a. Insured Destruction. In the event the Premises are damaged from a risk covered by insurance described in Paragraph 12(b), Landlord shall promptly repair the damage and this Lease shall remain in full force and effect. In such event, Tenant shall be entitled to a proportionate reduction of the Base Rent from the date of damage and while such repairs are being made, such proportionate reduction to be reasonably based upon the extent to which the damage and making of such repairs shall interfere with the business carried on by Tenant in the Premises.

b. Uninsured Destruction. In the event the Premises, the Common Area or the building and other improvements in which the Premises are located are damaged from a risk not covered by insurance described in Paragraph 12(b), Landlord shall promptly repair the damage, provided the extent of the destruction is less than fifty percent (50%) of the then full replacement cost of the building. In the event the destruction of the building is to an extent of fifty percent (50%) or more of the full replacement cost then Landlord shall have the option: (i) promptly to repair or restore such damage, this Lease continuing in full force and effect, but the Rent to be proportionately reduced while such repairs are being made as provided for in Paragraph 10(a), or (ii) give notice to Tenant at any time within fifteen (15) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be thirty (30) days after the giving of such notice. Notwithstanding anything to the contrary in Paragraph 10(a) or (b), Landlord shall not have any obligation to repair, reconstruct or restore the Premises when the damage resulting from any casualty occurs during the last ten percent (10%) of the term of this Lease or any option to extend. Landlord shall not be required to repair any damage by fire or other cause to, or to make any repairs or replacements of, any improvements, fixtures, or other personal property of Tenant.

c. In the event any insured or uninsured destruction of the Building substantially and materially interferes with Tenant's use of the Premises for the purposes for which they were leased for a period in excess of one hundred twenty (120) days, Tenant may terminate this Lease.

11.  EMINENT DOMAIN

In the event any proceedings shall be commenced by any public or quasi-public authority under the powers of eminent domain, condemnation, or otherwise affecting the Premises or the Common Area, Tenant shall have no right to claim any valuation for its leasehold interest or otherwise by reason of its occupancy of or improvements to the Premises, and any award adjudicated or by way of settlement shall belong in its entirety to Landlord. Tenant shall, however, be entitled to any award made to him for depreciation to and cost of removal of stock, fixtures, and equipment placed in the Premises by Tenant, provided that said award does not otherwise diminish the amount to be received by Landlord. In the event of a partial taking of the Premises, the Rent shall be reduced in the proportion that the floor area taken bears to the total floor area prior to the taking. If more than twenty-five percent (25%) of the floor area of said Premises is taken, or if the portion taken substantially and materially interferes with Tenant's use of the Premises for the purposes for which they were leased, only then may Tenant, at Tenant's option, terminate this Lease as of the date the public or quasi-public authority takes possession of said portion by giving written notice of termination to Landlord within ten days after the public or quasi-public authority takes such possession. If Tenant does not terminate this Lease as hereinabove provided, then the Rent payable shall be reduced as set forth above.

12.  INDEMNITY AND INSURANCE.

a. Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to persons or property occurring in, on or about the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same unless caused by the negligence or intentional act of Landlord. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connections therewith.

b. Fire and Extended Coverage. Landlord shall maintain a policy or policies of fire insurance, with extended coverage, vandalism, and malicious mischief endorsements, on the buildings in which the Premises are located in an amount equal to at least ninety percent (90%) of the full insurance replacement value thereof and agrees to name Tenant as additional insured on such policy or policies to the extent of Landlord's obligation to rebuild the Premises as provided herein.

c. Public Liability. Tenant shall at its sole cost and expense procure and at all times during the Lease term, maintain in full force and effect a policy or policies of comprehensive public liability insurance issued by an insurance carrier approved by Landlord insuring against loss, damage or liability for injury or death to persons and loss or damage to property occurring from any cause whatsoever in connection with Tenant's use and occupancy of the Premises and Common Area. Such liability insurance shall be in amounts of not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000.,000.00) per occurrence, and covering property damage in the amount of Five Hundred Thousand Dollars ($500,000.00); provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof. Landlord shall be named as additional insured under each such policy or policies of insurance.

d. Personal Property. Tenant at its cost shall maintain on all its personal property, Tenant's improvements, and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations. Tenant's failure to maintain any insurance required by this Lease shall be a default hereunder, and Tenant shall be liable for any loss or costs resulting from such failure.

e. Insurance Certificates. Tenant shall furnish to Landlord, upon the Commencement Date and thereafter as soon as available prior to the expiration of each policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this section 12. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an insured under each policy of insurance maintained by Tenant pursuant to this Lease.

13.  ASSIGNMENT OR SUBLET

Tenant shall not assign this Lease in whole or in part, nor sublease or allow other persons (except Tenant's authorized representatives) to occupy or use all or any part of the Premises without prior written consent of Landlord, which Landlord agrees not to unreasonably withhold. The consent by Landlord to any one or more assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Landlord's consent to an assignment or subletting shall not release Tenant from its obligation to pay Rent and to perform all of the other obligations to be performed by Tenant under this Lease unless Landlord specifically in writing releases Tenant from said obligations. Any purported assignment or subletting without prior written consent of Landlord shall constitute a material breach of this Lease and shall be void. Any such assignment or subletting shall, at the option of Landlord, terminate this Lease provided that in such event Tenant shall be relieved of any future liability under this Lease.

14.  DEFAULT

a. Tenant's Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:
(i)  The vacating or abandonment of the Premises by Tenant.
(ii) The failure by Tenant to pay Rent or any other payment required to be made by Tenant, as and when due, where such failure shall continue for a period of ten days after written notice by Landlord to Tenant.
(iii) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be performed by Tenant other than those described in (ii) above, where such failure shall continue for a period of thirty (30) days after written notice by Landlord to Tenant; provided, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and diligently prosecutes such cure to completion.

b. Remedies Upon Tenant's Default. In the event of any material default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, exercise the following rights or remedies which it may have by reason of such default:
(i) Landlord can continue this Lease in full force and effect (even though Tenant has abandoned the Premises) unless Landlord elects to terminate Tenant's rights to possession by a written notice. Landlord can enforce all its rights and remedies including the right to recover Rent as it becomes due. In no event shall Landlord's acts of maintenance or preservation of the Premises, or Landlord's exercise of its rights under any other agreement between Landlord and Tenant, or the appointment of a receiver upon the initiative of Landlord (which shall be at Tenant's expense) to protect its interest under this Lease, be deemed to constitute a termination of Tenant's right to possession. Landlord may take whatever actions provided herein, or as permitted by law, without terminating this Lease, and this Lease shall continue in full force and effect until and unless Landlord gives to Tenant written notice of its election to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, Tenant may, with Landlord's prior written consent, assign this Lease or sublet the Premises but Tenant shall not be released from liability. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld, subject to the provisions of Paragraph 13 above.
(ii) Landlord can elect to terminate this Lease at any time after the occurrence of any event of default by written notice, and if Landlord so elects may declare this Lease and Tenant's right to possession terminated, reenter the Premises, remove Tenant's property therefrom without court order and at Tenant's expense, eject all persons from the property and recover damages from Tenant as provided. If re-entry is made after abandonment by Tenant, Landlord may consider any property belonging to Tenant and left on the Premises to have been abandoned. Landlord may utilize or dispose of such property without liability. Any such re-entry shall be permitted by Tenant without hindrance; and Landlord shall not thereby be liable in damages for such re-entry or be guilty of trespass or forcible entry. In the event Landlord elects to terminate this Lease and Tenant's right to possession in accordance with the above, or the same is terminated by operation of law, Landlord may recover as damages from Tenant the following:
(a) The worth at the time of the award of the unpaid Rent and other sums due hereunder which had been earned at the time of termination of this Lease; and
(b) The worth at the time of the award of the amount by which the unpaid Rent and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such loss of Rent and other sums due that Tenant proves could have been reasonably avoided; and
(c) The worth at the time of the award of the amount by which the unpaid Rent and other sums due hereunder for the balance of the Lease term after the time of award exceeds the amount of the loss of such Rent and other sums that Tenant proves could be reasonably avoided; and
(d) That portion of the leasing commission, if any, paid by Landlord and applicable to the unexpired term of this Lease; and
(e) Any other amount, including attorneys' fees and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in Paragraphs 14b(ii)(a) and (b) above shall be computed by allowing interest at the annual rate of five percent (5%) plus the rate of interest charged by the San Francisco Federal Reserve Bank to member banks on the 25th day of the month prior to the due date of the sums due hereunder. The "worth at the time of award" of the amount referred to in Paragraph 14b(ii)(c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
(iii) During the period Tenant is in default Landlord may elect at Tenant's expense to petition the Superior Court of the State of California for, and be entitled as a matter of right to, the appointment of a receiver who shall be vested with such powers and authority as may be necessary to fully protect all the rights of Landlord. Such receiver may take possession of any assets belonging to Tenant and used in the conduct of the business then being carried on by Tenant upon the Premises without compensation to Tenant.
(iv) Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver of Landlord's right to recover damages under the foregoing provisions.
(v) Nothing herein affects the right of Landlord to indemnification for liability arising prior to the termination of this Lease for personal injuries or property damages as may be provided elsewhere in this Lease.

c. Remedies Cumulative. The foregoing remedies of Landlord shall be cumulative or alternative, as Landlord determines, and shall be in addition to all rights and remedies now or hereafter provided or allowed by law. No termination of this Lease shall cause a merger of the estates of Landlord and Tenant unless Landlord so elects.

d. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within ten (10) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than ten (10) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the ten (10) day period and thereafter shall diligently prosecute the same to completion.

15. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

16. SECURITY DEPOSIT

Tenant has deposited with Landlord the Security Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit
to its original amount.   Landlord shall not be required to keep the
Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.

17. SURRENDER OF PREMISES

By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises, Building, and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease; Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 8 of this Lease. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

18. HOLDING OVER

In the event Tenant remains in possession of the Premises after the expiration of this Lease and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at Base Rent equal to one and one-half times the Base Rent in effect on the date of said expiration, and shall provide Landlord with written notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

19.  ACCESS TO PREMISES

Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, upon twenty-four hours' notice to Tenant, to inspect the same or to show said Premises to prospective purchasers. Tenant shall permit Landlord, within one hundred twenty (120) days prior to the expiration of this Lease (or any extended term) to place upon the Premises ordinary "for lease" signs, and to show said Premises to prospective tenants during reasonable business hours.



20. SIGNS

The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to the Rules, Landlord's approval prior to installation which, so long as any such sign is in conformance with the sign program for the building, Landlord agrees not to unreasonably withhold, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs.

21. WAIVER OF SUBROGATION

Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

22. SUBORDINATION

At Landlord's option, Tenant shall subordinate its interest in this Lease to any mortgage, deed of trust or any other hypothecation for security subsequently placed upon the real property of which the Building and Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event of the termination of any ground lease or the sale of the real property of which the Building and Premises are a part (pursuant to foreclosure or the exercise of a power of sale under any such mortgage, deed of trust or other security instrument) Tenant shall attorn to the ground lessor or the purchaser, as the case may be, and recognize such person as Landlord under this Lease. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default at the time of any termination or sale.

23.  TRANSFER OF PREMISES

If Landlord sells or transfers the Premises other than to Tenant, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. In that event, Landlord's successor shall be deemed, without any further agreement between the parties, to have assumed all the Lease obligations of Landlord from and after the consummation of the sale or transfer, and any liability thereafter accruing under this Lease.

24.  ESTOPPEL CERTIFICATES

Either party shall, without charge, at any time within ten days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified in such request: (a) that this Lease has not been supplemented or amended, or if so, the substance and manner of such supplement or amendment; (b) that the Lease is valid and in force in accordance with its terms; (c) that there are no defaults thereunder; (d) the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) the commencement and expiration dates of this Lease; and (f) any other matters as may reasonably be requested. Any such certificate may be relied upon by the party requesting it and any other person to whom the same may be exhibited or delivered and the contents of such certificate shall be binding upon the party executing same.

25.  ATTORNEY'S FEES

In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees.

26. BROKERS

Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease.

27. UTILITIES AND SERVICES

Landlord agrees to furnish, or cause to be furnished, to the Premises, the utilities and services described in the standards for Utilities and Services, set forth in Exhibit C, subject to the conditions and in accordance with the standards set forth therein. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish any of the foregoing when the failure is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service.

28. ACCEPTANCE

Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs, and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

29.  USE OF BUILDING NAME

Tenant shall not employ the name of the Building in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.

30.  RECORDING

Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

31. QUITCLAIM

Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord, a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

32.  NOTICES

Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, electronic mail (e.g. facsimile transmission) or the United States mail. Notices which are sent by electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

33. GENERAL

a. Captions. The captions in this Lease are for convenience and reference only and shall have no effect on its interpretation.

b. Time. Time is of the essence of this Lease and of each provision hereof.

c. Severability. The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

d. Choice of Law; Construction. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

e. Authority of Tenant. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.

f. Joint and Several Obligations. "Party" shall mean Landlord or Tenant; and if more than one person or entity is Landlord or Tenant, then the obligations imposed on that party shall be joint and several.

g. Relationship of the Parties. Landlord does not by execution of this Lease, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise. The sole relationship of the parties shall be that of Landlord and Tenant.

h. Gender; Singular, Plural. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution.

i. Binding Effect. This Lease shall be binding upon and inure to the benefit and be enforceable by the respective heirs, executors, administrators, and permitted successors and assigns of the parties.

j. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular sum of rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

k. Entire Agreement. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. However, any minor changes or interlineations may be made if initialed by each of the parties on all counterparts hereof. This Lease shall not be effective or binding on any party until fully executed by both parties.

l. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one instrument.

m. Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

n. Addenda. Any Addenda attached hereto are hereby incorporated herein and made an integral part hereof.


IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below.

TENANT:                                 LANDLORD:

Sonoma National Bank                              James Ratto

___________________________          ____________________________
By:

Date: ______________________         Date: ____________________

EXHIBIT A
EXHIBIT B - RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Landlord shall have the right to remove, at Tenant's expense, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2. Except as consented to in writing by Landlord or in accordance with established Building standard improvements, no draperies, curtains, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors on the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

4. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

5. Landlord will furnish Tenant, free of charge, one key to Tenant's suite entrance for each two hundred fifty (250) rentable square feet of the Premises. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon termination of its tenancy, the keys to all locks for doors on the Premises.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

7. The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such manner as may be designated by the Landlord.

8. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

9. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

12. All entrance doors to the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

13. Landlord reserves the right to exclude any person from the Building after normal business hours, unless that person is known to the person or employee in charge of the Building or is properly identified. Tenant shall be responsible for all employees, clients or visitors and shall be liable for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building.

14. Tenant shall close and lock the door of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run.

15. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

16. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Landlord shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors in the Premises. Tenant shall repair, or be responsible for the cost of repair of, any damage resulting from noncompliance with this rule.

17. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

18. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

19. Tenant shall store all its trash and garbage within its Premises or in appropriate common debris containers for the Building. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

20. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No other cooking shall be permitted on the Premises.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

23. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

24. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

25. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, heating and air-conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

26. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

27. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the building.

28. Landlord reserves the right to make other reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations herein above stated and any additional rules and regulations which are adopted.


EXHIBIT C - UTILITIES AND SERVICES

The standards set forth below for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto, which do not materially affect Tenant's rights.
Landlord shall give notice to Tenant, in accordance with provisions of this Lease, of material modifications and additions.

1. Provision by Landlord.

Landlord shall:

a. Elevator. Where applicable, provide unattended automatic elevator facilities twenty four hours a day, Monday through Friday, except holidays, and take reasonable steps to insure that one elevator is available at all times.

b. Ventilation. Ventilate the Premises and furnish air-conditioning or heating to the extent required for the comfortable occupancy of the Premises, subject to governmental regulation. The air-conditioning system achieves maximum cooling when available window coverings and sliding glass doors are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all sliding glass doors in the Premises closed whenever the system is in operation. Tenant shall cooperate to the best of its ability at all times with Landlord and shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-conditioning system. Tenant shall not connect any apparatus, device, conduit or pipe to the Building's chilled and hot water air-conditioning supply lines. Tenant and Tenant's servants, employees, agents, visitors, licensees or contractors shall not enter at any time the mechanical installations or facilities of the Building, or adjust, tamper with, touch or otherwise in any manner affect the installations or facilities. After the Commencement Date, if any installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, the re-balancing shall be performed by Landlord at Tenant's reasonable expense.

c. Electricity. Tenant shall not connect any apparatus or device with wires, conduits or pipes, or other means by which the services are supplied, for the purpose of using additional or unusual amounts of the services without the prior written consent of Landlord. At all times Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installation, except as provided in working drawings approved by Landlord.

d. Water. Make water available in public areas for drinking, lavatory purposes and, where applicable, for installed shower facilities only.


2. Stopping of Service.

Landlord reserves the right to stop services of the elevator, plumbing, ventilation, air-conditioning and electric systems when necessary by reason of accident or emergency, or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until the repairs, alterations or improvements have been completed. Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air-conditioning or electric service when prevented by strike or accident or by any cause beyond Landlord's reasonable control, or by laws , rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's reasonable control. Landlord shall provide at least forty eight (48) hours' advance notice of any repair affecting service, except in cases of emergency. To the extent practical, Landlord shall schedule repairs affecting service on evenings or weekends after Tenant's business hours. Landlord shall give Tenant at least forty eight (48) hours' notice of proposed shutdowns of service.



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